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                                                                   EXHIBIT 23(B)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement of our report dated January 16, 1997 relating to the consolidated financial statements of Cascade Bancorp, Inc. and Subsidiary and our report dated January 13, 1997 relating to the financial statements of Bank of Fife and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.


/s/ Knight, Vale & Gregory, Inc., P.S.

Tacoma, Washington
September 5, 1997